Exhibit 10.1

THIRD Amendment TO EMPLOYMENT AGREEMENT
THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into effective as of November 12, 2018 (the “Amendment Effective Date”), by and between Scott Levin (the “Employee”) and FTD Companies, Inc., a Delaware corporation (the “Company”).
WHEREAS, the Company and the Employee entered into that certain Employment Agreement dated as of July 28, 2014, as amended by that certain First Amendment to Employment Agreement dated as of December 12, 2016 and that certain Second Amendment to Employment Agreement dated as of April 23, 2018 (as amended, the “Agreement”); and
WHEREAS, the parties desire to amend the Agreement in the manner reflected herein, effective as of the Amendment Effective Date.
NOW, THEREFORE, in consideration of the promises and mutual covenants and conditions herein, the parties, intending to be legally bound, hereby agree as follows, effective as of the Amendment Effective Date:

1.	Section 1(b) of the Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following:

“Employee will serve as Chief Executive Officer and President of the Company and report to the Board of Directors of the Company. Except with respect to this Section 1(b) and Section 7(d)(ii), the term “Board of Directors” shall have such meaning as set forth in Section 2(a).”

2.	Section 2(a) of the Agreement is hereby amended by deleting “$356,000” in the first line thereof and replacing it with “$897,000”.

3.
The definition of “good reason” in Section 7(d) of the Agreement is hereby amended by deleting the phrase “Chief Executive Officer of the Company” in clause (ii) thereof and replacing such phrase with “Board of Directors”.

4.	Section 13 of the Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following:

“This Agreement may not be amended or modified except by an express written agreement signed by both parties and approved by the Board of Directors.”

5.	Capitalized terms not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

6.
Except to the extent amended hereby, all terms, provisions and conditions of the Agreement are hereby ratified and shall continue in full force and effect and the Agreement shall remain enforceable and binding in accordance with its terms.

7.
This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to the conflicts of laws principles thereof. The parties consent to jurisdiction and venue in any federal or state court of competent jurisdiction located in the City of Chicago.

8.
This Amendment may be executed in one or more counterparts (including by means of facsimile signature pages), each of which shall be deemed an original, but all of which together shall constitute a single instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

FTD COMPANIES, INC. By: /s/ Robert Berglass Name: Robert Berglass Title: Chairman of the Board	SCOTT LEVIN /s/ Scott Levin

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